Exhibit 99.1

                              COMPANY PRESS RELEASE

                     GUM TECH INTERNATIONAL, INC. COMPLETES
                          ASSET SALE TO WRIGLEY COMPANY

Phoenix, AZ December 5, 2001/PRNewswire/ - Gum Tech International, Inc. (Nasdaq:
GUMM) announced that it has completed the previously announced purchase of the forty percent interest in Gel Tech, LLC, owned by Zensano, Inc. Completion of the purchase makes Gel Tech a wholly-owned subsidiary of Gum Tech. Gel Tech produces and sells Zicam Cold Remedy and Zicam Allergy Relief.

"We are pleased that the acquisition is final and we can move forward with our previously announced plans for the Zicam brand of products, which include increased domestic distribution, international marketing and product extension opportunities" said Mr. Carl J. Johnson, President and Chief Executive Officer of Gum Tech. "We are dedicated to the success of Gel Tech and intend to use our resources to make it a profitable, expanding company."

"With the cold season underway, we have begun our national advertising campaign to increase sales and consumer awareness of Zicam Cold Remedy. In addition to advertising in nationally recognized magazines and radio programs, we are airing new television commercials," continued Mr. Johnson. "We are pleased with our results to date."

Gum Tech International, Inc. is an innovative nutrient and drug delivery technology company engaged in the development, manufacture and marketing of delivery systems for bioactive compounds. Gel Tech, LLC, its wholly-owned subsidiary, produces, markets and sells Zicam(TM) Cold Remedy, a patented, revolutionary homeopathic remedy that significantly reduces the duration and severity of the common cold, and Zicam(TM) Allergy Relief, a homeopathic remedy designed to provide relief to allergy sufferers. In a study published in the October 2000 issue of the ENT - Ear, Nose & Throat Journal, Zicam(TM) Cold Remedy was shown to reduce the duration of the common cold by an average of 75% when taken at the onset of symptoms.

For additional information, please contact Lynn Romero, Manager of Investor Relations, 602-387-5353, lromero@gum-tech.com. Gum Tech is located at 2375 East Camelback Road, Suite 500, Phoenix, AZ 85016.

Gum Tech Forward-Looking Statement Disclaimer:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's intentions to increase domestic distribution of Zicam, distribute Zicam internationally, take advantage of product line extension opportunities, and make Gel Tech a profitable, expanding company. These forward-looking statements are based on the Company's expectations and are subject to a number of risks and uncertainties, many of which cannot be predicted or quantified and
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are beyond the Company's control.  Future events and actual results could differ materially  from  those  set  forth  in,  contemplated  by,  or  underlying  the
forward-looking   statements.   These  risks  and   uncertainties   include  the
possibility that the Company may be unsuccessful in attracting additional market acceptance and increasing sales of Zicam domestically or internationally, and the risk that the Company may be unsuccessful in pursuing and developing opportunities to extend its product line beyond Zicam Cold Remedy and Zicam Allergy Relief. The Company could encounter significant competition from other brands marketed by companies with significantly greater financial resources and superior distribution capabilities, may fail to achieve desired results from its marketing efforts, may encounter difficulties in maintaining sufficient cash resources to effectively market Zicam and pursue product line extensions, and could face considerable difficulties in extending its product line to as yet untested products. Other factors that could cause actual results to differ materially from the Company's expectations are described in the Company's reports filed pursuant to the Securities Exchange Act of 1934.

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